Exhibit 99.1
NEWS RELEASE

INVUITY REPORTS 2017 SECOND QUARTER, SIX-MONTH FINANCIAL RESULTS

Achieves revenue growth of 19% over prior year quarter

Updates 2017 revenue guidance

SAN FRANCISCO, July 25, 2017 - Invuity, Inc. (NASDAQ:IVTY), a leading medical technology company focused on minimal access surgery, today reported financial results for the three months and six months ended June 30, 2017.

Q2 2017 Highlights

•	Revenue grew 19% to $9.8 million compared to revenue of $8.2 million in the 2016 second quarter.
•	Approximately 825 hospitals purchased Invuity devices in the second quarter of 2017, up from 620 hospitals in the second quarter of 2016.
•	Approximately 300,000 procedures have been performed using Invuity devices.

"We continued to experience positive underlying trends in our overall business during the second quarter as we added new accounts to our installed base and drove increased disposable usage. The PhotonBlade received an enthusiastic market reception during its trial commercialization phase, which supports our conviction regarding its future,” said President and CEO Philip Sawyer.  “During the quarter, we initiated a voluntary withdrawal of PhotonBlade to enhance the design of the product prior to full commercial launch, which we anticipate will occur by the end of the third quarter. This withdrawal from the market has delayed our commercialization plans and as a result we are adjusting our guidance. We remain confident that we have a solid platform to drive long-term shareholder value.”

Financial Results

Revenue was $9.8 million in the second quarter of 2017, up 19% from revenue of $8.2 million in the second quarter of 2016 driven by an increase in active accounts.

Gross margin for the second quarter was 69.1%, which was negatively impacted by approximately 3.5% due to the voluntary recall of the PhotonBlade. Gross margin was 74.6% for the same period in 2016.

Total operating expenses for the second quarter were $16.6 million, compared to $15.8 million in the prior year period.

The net loss for the second quarter of 2017 was $10.4 million, or $0.61 loss per share, compared to a net loss of $10.1 million, or $0.76 loss per share, for the second quarter of 2016.

The Company's balance sheet as of June 30, 2017 included total cash, cash equivalents and short-

term investments of $26.3 million.

Business Outlook

Invuity is adjusting its revenue guidance for 2017 to $40 million to $42 million from its previous revenue guidance of $42 million to $44 million.

Conference Call

Invuity's management will discuss the Company's financial results for the second quarter ended June 30, 2017, and provide a general business update during a conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today, July 25, 2017. To join the live call, participants may dial 1-877- 556-8638 (U.S.) or 1-615-247-0174 (International), Conference ID: 51160313. To listen to the live call via Invuity's website, go to www.invuity.com, in the Events & Presentations section. A webcast replay of the call will be available following the conclusion of the call for a period of 90 days in the Events & Presentations section of the website.

About Invuity®

Invuity, Inc. is a leading medical technology company focused on developing and marketing advanced surgical devices to improve the ability of physicians to perform minimal access surgery through smaller and hidden incisions. The company's patented Intelligent Photonics™ technology delivers enhanced visualization which facilitates surgical precision, efficiency and safety. In addition, the company utilizes comprehensive strategic marketing programs to create stronger institutional partnerships. Clinical applications include women’s health, encompassing breast cancer and breast reconstruction surgery, gynecology and thyroid surgery.  Additional applications include procedures for electrophysiology, spine, orthopedic, cardiothoracic, and general surgery. Invuity is headquartered in San Francisco, CA. For more information, visit www.invuity.com.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding financial projections for 2017, expectations for the launch of PhotonBlade, future product introductions, future sales and marketing initiatives, and market opportunities. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand or failure to gain market acceptance for the Company's devices; the Company’s ability to complete successfully the redesign and relaunch of PhotonBlade; the Company's ability to demonstrate to and gain approval from hospitals to use the Company's devices; the highly competitive business environment for surgical medical devices; the Company's ability to sell its devices at prices that support its current business strategies; difficulty forecasting future financial performance; protection of the Company's intellectual property; and compliance with necessary regulatory clearances or approvals. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.

CONTACT:

Company Contact:

Jim Mackaness

Chief Financial Officer

Invuity, Inc.

415-655-2129

Investors:

Mark Klausner

Westwicke Partners

443-213-0501

irdept@invuity.com

INVUITY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenue	$9,768	$8,223	$18,791	$14,627
Cost of goods sold	3,015	2,091	5,114	4,196
Gross profit	6,753	6,132	13,677	10,431
Operating expenses:
Research and development	2,410	2,340	4,839	4,941
Selling, general and administrative	14,204	13,429	29,057	26,750
Total operating expenses	16,614	15,769	33,896	31,691
Loss from operations	(9,861)	(9,637)	(20,219)	(21,260)
Interest expense	(527)	(505)	(1,014)	(1,009)
Interest income	53	—	110	—
Other income (expense), net	(52)	13	(178)	30
Loss on extinguishment of debt	—	—	(2,303)	—
Net loss and comprehensive loss	$(10,387)	$(10,129)	$(23,604)	$(22,239)
Net loss per common share, basic and diluted	$(0.61)	$(0.76)	$(1.39)	$(1.66)
Weighted-average shares used to compute net loss per common share, basic and diluted	16,986,074	13,404,007	16,972,280	13,399,775

Condensed Balance Sheets

as of June 30, 2017 and December 31, 2016

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$16,795	$28,300
Short-term investments	9,475	10,737
Restricted cash - current	181	181
Accounts receivable, net	5,602	5,782
Inventory	5,560	5,052
Prepaid expenses and other current assets	702	1,088
Total current assets	38,315	51,140
Restricted cash	909	909
Property and equipment, net	7,821	8,286
Other long-term assets	250	—
Total assets	$47,295	$60,335
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,891	$2,192
Accrued and other current liabilities	6,056	6,351
Short-term debt	3,518	1,362
Total current liabilities	12,465	9,905
Deferred rent	2,650	2,721
Long-term debt	19,364	13,261
Total liabilities	34,479	25,887
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.001 par value—10,000,000 shares authorized at June 30, 2017 and December 31, 2016, no shares issued and outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value—100,000,000 shares authorized at June 30, 2017 and December 31, 2016 17,041,158 and 16,950,940 shares issued and outstanding at June 30, 2017 and December 31, 2016	17	17
Additional paid-in capital	182,619	180,647
Accumulated deficit	(169,820)	(146,216)
Total stockholders’ equity	12,816	34,448
Total liabilities and stockholders’ equity	$47,295	$60,335

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